Exhibit 23(a)(ix) under Form N-1A
                                     Exhibit 3(i) under Item 601/Reg. S-K


                               THE BILTMORE FUNDS

                                 Amendment No. 8

                                 to the
                AMENDED AND RESTATED DECLARATION OF TRUST
                             dated February 24, 1992

      THIS Declaration of Trust is amended as follows:

        A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and

Classes

      of the Trust are established and designated as:

                             Biltmore Balanced Fund

                         Biltmore Emerging Markets Fund

                              Biltmore Equity Fund

                           Biltmore Equity Index Fund

                           Biltmore Fixed Income Fund

                           Biltmore Money Market Fund

                              Institutional Shares

                                Investment Shares

                       Biltmore Prime Cash Management Fund

                              Institutional Shares

                        Biltmore Quantitative Equity Fund

                  Biltmore Short-Term Fixed Income Fund

                          Biltmore Special Values Fund

                       Biltmore Tax-Free Money Market Fund

                              Institutional Shares

                                Investment Shares

                Biltmore U.S. Treasury Money Market Fund

                              Institutional Shares

                               Investment Shares"

      The undersigned Assistant Secretary of The Biltmore Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 23rd day of September, 1994.

      WITNESS the due execution hereof this 23rd day of September, 1994.

                                    /S/ MARK A. SHEEHAN
                                    -------------------------
                                    Mark A. Sheehan
                                    Assistant Secretary